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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                  May 26, 1995
                Date of Report (Date of earliest event reported)

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
             (Exact Name of Registrant as specified in its charter)

        DELAWARE                      0-14221                     51-0339167
(State of Incorporation)            (Commission                 (IRS Employer
                                     File Number)             Identification #)

3650 SILVERSIDE ROAD--SUITE 1037, WILMINGTON, DEL.                  19810
 (Address of principal executive offices)                         (Zip Code)

                                 (302) 479-7733
               (Registrant's telephone number including area code)

                                Page 1 of 3 Pages
                                   No Exhibits


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Item 5.           OTHER EVENTS.

                  Registrant's wholly-owned subsidiary, Commercial Programming Unlimited, Inc., a New York corporation ("CPU-NY"), has entered into a Surrender, Termination of Lease and Release Agreement, effective as of May 26, 1995, surrendering to its Landlord its leased premises located at 25 West 17th Street and 18 West 18th Street, New York, New York (the "Leased Premises"), terminating the lease therefor and releasing the parties thereto from all claims and obligations. Such Agreement follows the termination of CPU-NY's sublease of approximately 60% of the Leased Premises to SCS Business & Technical Institute, Inc., which had previously abandoned such premises and rejected such sublease in a bankruptcy proceeding.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 7, 1995                             UNIVERSAL FRANCHISE
                                                 OPPORTUNITIES CORP.

                                                 By: /s/ Walter Small
                                                    ---------------------
                                                        Walter Small
                                                        Chairman of the
                                                           Board





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